As filed with the Securities and Exchange Commission on July 19, 1996

                                        Registration No. 333-
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                                FORM S-8

                         REGISTRATION STATEMENT

                                  UNDER

                       THE SECURITIES ACT OF 1933
                        COMPUTER PRODUCTS, INC.
       -----------------------------------------------------------
         (Exact name of registrant as specified in its charter)

          Florida                                           59-1205269
- -------------------------------                         -----------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification No.)
                       7900 Glades Road, Suite 500
                         Boca Raton, Florida 33434
       -----------------------------------------------------------
      (Address of principal executive offices, including zip code)

                      1990 PERFORMANCE EQUITY PLAN
                      ----------------------------
                        (Full title of the plan)
                           Joseph M. O'Donnell
                                President
                         Computer Products, Inc.
                       7900 Glades Road, Suite 500
                       Boca Raton, Florida  33434
                               (407) 451-1000
                -----------------------------------------
                  (Name, address and telephone number,
               including area code, of agent for service)

                    Copies of all communications to:

                       STEPHEN A. OLLENDORFF, ESQ.
                       Hertzog, Calamari & Gleason
                             100 Park Avenue
                        New York, New York  10017
                             (212) 481-9500
                     CALCULATION OF REGISTRATION FEE



                              Proposed       Proposed
Title of                      maximum        maximum
securities        Amount      offering       aggregate        Amount of
to be             to be       price per      offering       registration
registered      registered    share (1)      price (2)           fee
- -------------------------------------------------------------------------


Common
Stock,
$.01 par       1,450,000      $16.25         $23,406,683      $8,071.27
value per         shares
share
- ---------------------------------------------------------------------------
     (1) Based on the average of the high and low prices of the Common Stock of the Registrant, as reported on The Nasdaq Stock Market, on July 17, 1996, in accordance with Rule 457(c) under the Securities Act of 193, as amended.

     (2) This amount is the sum of (a) the aggregate option price of the 444,390 shares of Common Stock of the Registration subject to options granted under the Registrant's 1990 Performance Equity Plan and outstanding as of July 17, 1996, and (b) the assumed aggregate option price of the remaining shares of Common Stock being registered hereunder, based upon the market price of the Common Stock of the Registrant on July 17, 1996, in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended.

     In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, this Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                              PART II


         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   This Registration Statement covers additional securities of the same class (i.e., Common Stock) as the securities for which a Registration Statement filed August 29, 1991 on Form S-8 (File No. 33-42516) relating to the 1990 Performance Equity Plan is already effective.

   ITEM 3.   Incorporation of Documents by Reference.
             ---------------------------------------
   The Registrant hereby incorporates by reference in this Registration Statement the contents of the Registration Statement on Form S-8, Commission File number 33-42516, dated August 29, 1991, and all other documents and reports filed by the Registrant since such date with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934.


   ITEM 8.        Exhibits.
                  --------


   Exhibit No.    Description
   -----------    -----------
   4.1         1990 Performance Equity Plan, as amended

   5.1 Opinion of Bert Sager, special counsel to the Registrant, with respect to the legality of the securities being registered hereunder


   23.1 Consent of Arthur Andersen LLP, independent certified public accountants for the Registrant

   23.2 Consent of Bert Sager, special counsel to the Registrant (included in the opinion filed as Exhibit 5.1 hereto)

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Boca Raton, State of Florida, on this 19th day of July, 1996.
                                   COMPUTER PRODUCTS, INC.
                                    (Registrant)


                                 By:  Joseph M. O'Donnell
                                      ------------------------------
                                      Joseph M. O'Donnell, President
                                        and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature         Title                 Date
- ---------         -----                 ----
Joseph M. O'Donnell
- -------------------------------President and Chief Executive     July 19, 1996
Joseph M. O'Donnell             Officer (Principal Executive
                               Officer)

Richard J. Thompson
- -------------------------------Vice President, Finance and        July 19, 1996
Richard J. Thompson             Chief Financial Officer,
                                Secretary and Treasurer
                                (Principal Financial and
                                Accounting Officer)

Edward S. Croft, III
- ------------------------------- Director                         July 19, 1996
Edward S. Croft, III

Stephen A. Ollendorff
- ------------------------------- Director                         July 19, 1996
Stephen A. Ollendorff

Phillip A. O'Reilly
- ------------------------------- Director                         July 19, 1996
Phillip A. O'Reilly

Bert Sager
- ------------------------------- Director                         July 19, 1996
Bert Sager

Lewis Solomon
- ------------------------------ Director                          July 19, 1996
Lewis Solomon


                                 Exhibit Index
                                 -------------

       Exhibit No.    Description
       -----------    -----------
        4.1      1990 Performance Equity Plan,
                 as amended

        5.1      Opinion of Bert Sager, special
                 counsel to the Registrant, with respect
                 to the legality of the securities
                 being registered hereunder

       23.1      Consent of Arthur Andersen LLP,
                 independent certified public
                 accountants for the Registrant

       23.2      Consent of Bert Sager, special
                 counsel to the Registrant (included
                 in the opinion filed as Exhibit 5.1 hereto)